Exhibit 10(v)

INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents details of compensation information previously discussed within the Compensation Discussion and Analysis for the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers, based on total compensation in 2007 and 2006:

Summary Compensation Table

	Year	Salary	Bonus (1)		Stock Awards (2)	Option Awards (3)	Nonequity Incentive Plan Comp. (4)		Change in Pension Value and Nonqualified Deferred Comp. Earnings (5)	All Other Comp. (6)	Total
Jai P. Nagarkatti President & CEO	2007 2006	$660,000 600,000	$	— —	$397,678 129,259	$858,906 514,301	$ $	439,105 416,874	$40,069 80,269	$195,000 191,590	$2,590,758 1,932,293
Michael R. Hogan Chief Administrative Officer & CFO	2007 2006	430,000 430,000		— —	133,412 51,704	328,637 313,127		213,495 222,955	$4,965 12,201	42,000 41,820	1,152,509 1,071,807
David R. Harvey Chairman	2006	250,000		500,000	—	868,068		500,000	56,718	9,235	2,184,021
Franklin D. Wicks President, SAFC	2007 2006	340,000 330,000		— —	133,412 51,704	328,637 313,127		156,570 177,375	$6,544 54,713	42,810 41,586	1,007,973 968,505
David W. Julien President, Research Specialties	2007 2006	330,000 320,000		— —	133,412 51,704	328,637 313,127		163,845 165,920	$5,551 32,124	43,382 42,592	1,004,827 925,467
Gilles A. Cottier President, Research Specialties	2007	290,000		—	133,412	264,832		143,985	$11,469	40,333	884,031

(1)	Represents the amount paid to Dr. Harvey on January 3, 2006 pursuant to the terms of his prior employment agreement based on his continued employment through that date. Effective January 3, 2006, we entered into a new agreement with Dr. Harvey, described under “Employment Agreements” on page 31 of the 2008 Proxy Statement incorporated herein by reference.

(2)	Amounts listed represent the amount of expense recognized for financial reporting purposes in 2007 and 2006 for performance shares, before reflecting assumed forfeitures, in accordance with SFAS 123(R). Assumptions used in the calculation of these targeted amounts are included in Note 12 “Common Stock” to our consolidated financial statements for 2007 included in our annual report on Form 10-K filed with the SEC on February 26, 2008. The performance shares were granted pursuant to our 2003 LTIP. Dividends are not paid on these performance shares. The ultimate number of shares awarded, pursuant to these grants, will depend upon our performance over the three-year period ending December 31, 2008 and December 31, 2009. These shares will be awarded in 2009 and 2010 after the results for the performance period have been determined.

(3)	Represents the amount of expense recognized for financial reporting purposes in 2007 and 2006, before reflecting assumed forfeitures, as described in SFAS 123(R), and thus includes amounts from awards granted in and prior to 2007 based on the vesting of these awards. Assumptions used in the calculation of these amounts are included in Note 12 “Common Stock” to our consolidated financial statements for 2007 included in our annual report on Form 10-K filed with the SEC on February 26, 2008.

(4)	Amounts are earned and accrued during the fiscal year indicated and are paid subsequent to the end of the fiscal year pursuant to our cash bonus plan, discussed on page 16, except for Dr. Harvey, who earned the amount paid to him on January 3, 2006 pursuant to the terms of his prior employment agreement based on the achievement of targeted financial performance for 2003, 2004 and 2005.

(5)	Amounts represent the change in the present value of accrued benefits under our defined benefit pension plan, discussed on page 27 of the 2008 Proxy Statement incorporated herein by reference, from November 30, 2006 to November 30, 2007. This corresponds to the plan’s measurement date used for financial reporting purposes. There are no above-market or preferential investment earnings on nonqualified deferred compensation arrangements for any of our named executive officers or any other employees.

(6)	Components of this column are described within the “All Other Compensation” table on page 25 of the 2008 Proxy Statement incorporated herein by reference.

(7)	Mr. Cottier replaced Dr. Harvey as a named executive officer in 2007 for purposes of compensation presentations.

Exhibit 10(v) (continued)

The components of all other compensation for 2007 are as follows:

All Other Compensation

Name	Year	401(k) Retirement Savings Plan	Supplemental Retirement Plan	Personal Use of Company Vehicle	Total
Jai P. Nagarkatti	2007	$8,700	$182,300	$4,000	$195,000
Michael R. Hogan	2007	8,700	33,300	—	42,000
Franklin D. Wicks	2007	8,700	27,900	6,210	42,810
David W. Julien	2007	8,700	27,300	7,382	43,382
Gilles A. Cottier	2007	8,700	24,900	6,733	40,333